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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) MARCH 22, 2005



                                ICU MEDICAL, INC.

             (Exact name of registrant as specified in its charter)


          DELAWARE                     0-19974                    33-0022692
          --------                     -------                    ----------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)


951 Calle Amanecer, San Clemente, California                            92673
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 (Address of principal executive offices)                             (Zip Code)

                                 (949) 366-2183
               Registrant's telephone number, including area code


                                       N/A
          (Former name or former address, if changed since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.01         Entry into a Material Definitive Agreement
                  ------------------------------------------

         On March 22, 2005, the Company approved amendments to the employment agreements with Mr. O'Brien, Chief Financial Officer, Mr. Riggs, Vice President Operations and Ms. Burcar, Vice President Marketing. Mr. O'Brien's base compensation was increased to $290,000 annually. Bonus provisions for 2005 for these three individuals were amended to provide for certain new bonuses equal to approximately 20% annual base compensation for 2005, payable if specific goals are achieved.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 24, 2005

                             ICU MEDICAL, INC.



                             /s/ Francis J. O'Brien
                             ----------------------
                             Francis J. O'Brien
                             Secretary, Treasurer and
                             Chief Financial Officer